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Exhibit 99.2

              STATEMENT OF CONTROLLER AND CHIEF ACCOUNTING OFFICER PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

          Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Joel H. Lurquin, the Controller and Chief Accounting Officer of Donlar Biosyntrex Corporation (the "Company"), hereby certifies that:

1. The Company's Form 10-QSB Quarterly Report for the period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  November 14, 2002               /s/ Joel H. Lurquin
                                        ---------------------------------------
                                        Joel H. Lurquin, Controller and
                                        Chief Accounting Officer